UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2021

BioRestorative Therapies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-37603
(Commission File Number)

Delaware	91-1835664
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

40 MARCUS DRIVE
MELVILLE, New York 11747
(Address of principal executive offices, including zip code)

(631) 760-8100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities.

Effective November 9, 2021, in connection with the closing of its underwritten public offering of common stock and warrants, BioRestorative Therapies, Inc. (the “Company”) issued an aggregate of 313,780 shares of common stock of the Company, 1,543,158 shares of Series A preferred stock and warrants for the purchase of an aggregate of 1,856,938 shares of common stock of the Company in exchange for convertible promissory notes in the aggregate principal amount of $10,046,897, together with accrued interest thereon, and warrants for the purchase of an aggregate of 3,677,997 shares of common stock of the Company valued in the aggregate at $7,846,774.  Such indebtedness and warrants were exchanged at a price of $10.00 per unit of securities, consistent with the public offering price of the Company’s units of common stock and warrants.  The newly issued warrants are exercisable for a period of five years at an exercise price of $10.00 per share.  The rights and preferences of the Series A preferred stock are set forth in the Certificate of Designations of Preferred Stock (Series A) attached hereto as Exhibit 3.1 and incorporated herein by reference.

For each of the securities issuances, the Company relied upon Section 3(a)(9) of the Securities Act of 1933, as amended (the "Act"), as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange or Section 1145 of the Bankruptcy Act as a security of a debtor in exchange for a claim against, an interest in or a claim for an administrative expense in a bankruptcy case concerning a debtor. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the exchanging parties had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and  June 30, 2021, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the exchanging parties is an accredited investor.

Item 7.01.	Regulation FD Disclosure.

On November 9, 2021 the Company issued a press release (the “Press Release”) announcing the closing of the underwritten public offering of its common stock and warrants.

A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Act unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

3.1           Certificate of Designations of Preferred Stock (Series A)

99.1 Press release, dated November 9, 2021, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: November 15, 2021	By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer